Exhibit 99.2

Education Funding Capital Trust-III

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			November 30, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	—	—
Series 2003A-5	—	65,720.49	—
Series 2003A-6	—	—	—
Series 2003A-7	—	—	—
Series 2003A-8	—	—	—
Series 2003B-1	—	—	—

	—	65,720.49	—

Information on Each Series of Notes as of:				November 30, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	77,500,000.00	1.0000000	1.17983%	N/A
Series 2003A-2	118,500,000.00	1.0000000	1.23983%	N/A
Series 2003A-3	319,000,000.00	1.0000000	1.40983%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	100,000,000.00	1.0000000	1.13000%	—
Series 2003A-5	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-6	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-7	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-8	83,750,000.00	1.0000000	1.13500%	—
Series 2003B-1	50,000,000.00	1.0000000	1.25000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-III

Statements to Noteholders

November 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:	November 30, 2003

Principal Balance of Financed Student Loans	944,573,094.67
Accrued Interest on Financed Student Loans	4,483,529.74
Cash and Investment Balance	27,145,381.70
Accrued Interest on Cash and Investments	20,952.18

976,222,958.29

Accrued Interest and Fees with respect to the Notes	1,059,708.98

Pool Balance	944,573,094.67

Parity Percentage	97.52%

Senior Parity Percentage	102.65%

Rollforward of Indenture Funds during month ended:					November 30, 2003

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account

Beginning Balance	—	—	24,732,302.92	10,000,000.00	10,000,000.00
Withdrawals	(952,233.73)	(2,793,761.65)	(24,082,498.14)	—	—
Deposits	2,793,761.65	6,689,610.89	214.31	—	—

Ending Balance	1,841,527.92	3,895,849.24	650,019.09	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	November 30, 2003

Servicing fees	48,679.50
Administration fee	—
Auction agent fee	581.60
Broker dealer fee	14,539.93
Calculation agent fee	—
Trustee fee	334.00

64,135.03

Activity on Financed Student Loans during month ended:	November 30, 2003

Recoveries of Principal	4,976,563.62

Recoveries of Interest	2,105,218.78

Acquisitions of Financed Student Loans	22,998,297.32

Sales of Financed Student Loans	145,593.91

Initial federal reimbursement claims	175,579.88

Rejected federal reimbursement claims	—

Education Funding Capital Trust-III

Statements to Noteholders

Portfolio Statistics

November 30, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	27,895	666,101,855	70.52%	23,879
Repayment – Delinquent	3,346	89,932,190	9.52%	26,878
Forbearance	1,646	60,953,236	6.45%	37,031
Deferment	3,776	127,585,813	13.51%	33,789

Total Repayment	36,663	944,573,095	100.00%	25,764

Total Portfolio	36,663	944,573,095	100.00%	25,764

Breakdown of Delinquent:
11 – 30 days	1,561	40,664,448	4.31%	26,050
31 – 60 days	1,092	29,136,358	3.08%	26,682
61 – 90 days	464	13,262,792	1.40%	28,584
91 – 120 days	229	6,868,592	0.73%	29,994
121 – 150 days	0	0	0.00%	0
151 – 180 days	0	0	0.00%	0
181 – 210 days	0	0	0.00%	0
211 – 240 days	0	0	0.00%	0
241 – 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	3,346	89,932,190	9.52%	26,878

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	36,663	944,573,095	100.00%	25,764

Total	36,663	944,573,095	100.00%	25,764